Press Release	Source: Stellar Pharmaceuticals Inc.

Stellar Pharmaceuticals Reports First Quarter 2012 Financial Results

Company outperforms growth targets as a result of expanded product lines

MILTON, ONTARIO – (MARKET WIRE) – May 15, 2012 – Stellar Pharmaceuticals Inc. (OTCQB:SLXCF; OTCBB:SLXCF) ("Stellar" or "the Company"), an emerging specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada, today announced financial results for the period ended March 31, 2012. In this press release, all dollar amounts are expressed in Canadian currency and results are reported in accordance with United States generally accepted accounting principles (U.S. GAAP).

First Quarter 2012 Highlights
●	Revenues increase by 357%
●	International Product Sales up 102%
●	Gross profit up 167%

For the period ended March 31, 2012, Stellar’s total revenues were $2,900,000, an increase of 357% compared to the same period in 2011. This increase was largely driven by licensed domestic product net sales of $1,906,000 as a result of the acquisition and integration of Tribute Pharmaceuticals. International product sales also grew by 102% compared to the same period in 2011 to reach $520,000.

The Company also achieved a 167% increase in gross profit for the quarter, again due to the addition of licensed domestic product net sales. Excluding this new income source, gross profit would stand at $673,800, an increase of $211,000 over the same period in the prior year.

 The Company recorded a net loss for the first quarter of $819,000, mainly due to increased sales and marketing expenses and one-time expenses related to regulatory and pre-launch expenses for Cambia®, regulatory expenses for Bezalip SR® in the United States, and costs related to the integration of Tribute. Additionally, $158,500 was recorded for stock based compensation expenses compared to $63,700 in the same period of 2011. As a result, selling, general and administrative expenses increased 187% or $1,314,900 over the same period in the prior year.

Cambia®, the only approved prescription NSAID available in Canada for the treatment of acute migraine attacks with or without aura in adults over 18 years of age, achieved regulatory approval from Health Canada in March 2012. As a result, the Company expects to launch Cambia in the second half of 2012. Stellar has also met with the FDA in the United States to discuss a regulatory strategy for the approval of Bezalip® SR, a product that has already been approved in more than 40 countries around the world. The US fibrate market, which Bezalip SR would compete upon approval, is valued at approximately $2.5 billion annually in the US.

“This quarter has reinforced Stellar’s strong growth potential and demonstrated the value that has been gained through the integration of Tribute’s operations and product lines,” said Mr. Harris. “The launch of Cambia® will add further value to our company and our shareholders going forward. We are confident that our focus on expanding our sales and promotional activities will drive revenues across our established products and the successful launch of Cambia.”

As of March 31, 2012, the Company had cash and cash equivalents of $1,016,000. Recently the company announced the closing of the first of two tranches of a US$ 6.0 million term loan from MidCap Financial LLC. The Company received US$3.5 million as proceeds of the first tranche of the term loan. This facility provides a minimally dilutive source of growth financing, enables the Company to expand sales force and promotion to support growth of existing products and the launch of Cambia in Canada and enhances existing business development activities.

About Stellar Pharmaceuticals Inc.

Stellar and its subsidiary, Tribute Pharmaceuticals, is an emerging Canadian specialty pharmaceutical company focused on the acquisition, licensing, development and management of pharmaceutical and healthcare products with its primary focus on the Canadian market.

Stellar markets Bezalip® SR (bezafibrate), Soriatane® (acitretin), NeoVisc® (1.0% sodium hyaluronate solution) and Uracyst® (sodium chondroitin sulfate solution 2%) in the Canadian market. Additionally, NeoVisc® and Uracyst® are commercially available and are sold globally through various international partnerships. Stellar is currently in negotiations to license both NeoVisc® and Uracyst® in the United States and other international markets.  The Company has recently received approval by Health Canada for the sale and distribution of Cambia® in Canada and expects to launch the product in the second half of the year.

Forward-Looking Statements
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting the Company's business including increased competition; the ability of the Company to expand its operations, to attract and retain qualified professionals, technological obsolescence; general economic conditions; and other risks detailed from time to time in the Company's filings.

For further information on Stellar visit http://www.stellarpharma.com or contact:

Stellar Pharmaceuticals Inc.	or	Stellar Pharmaceuticals Inc.
Scott Langille		Arnold Tenney
CFO		Chairman
519-434-1540		705-455-9505
scott.langille@stellarpharma.com

STELLAR PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS
(Expressed in Canadian dollars)
(Unaudited)
	As at	As at
	March 31,	December 31,
	2012	2011
ASSETS

Current:
Cash and cash equivalents	$1,015,954	$2,227,973
Accounts receivable, net of allowance of $nil (2011 - $nil)	957,391	763,810
Inventories	785,832	870,630
Taxes recoverable	167,017	180,160
Loan receivable	15,814	15,814
Prepaid expenses and other receivables	99,674	124,101
Total current assets	3,041,682	4,182,488
Property, Plant and Equipment, net	1,194,977	1,207,462
Goodwill	3,408,741	3,408,741
Intangible Assets	10,338,366	10,409,744
Total assets	$17,983,766	$19,208,435

LIABILITIES
Current:
Accounts payable and accrued liabilities	$2,182,781	$2,684,542
Amount payable and contingent consideration due	444,893	1,624,289
Warrant liability	-	2,543
Total current liabilities	2,627,674	4,311,374
Deferred tax liability	1,330,700	1,524,200
Total liabilities	3,958,374	5,835,574
Contingencies and commitments

SHAREHOLDER’S EQUITY
Capital stock
Authorized
Unlimited non-voting, convertible redeemable and retractable preferred shares with no par value
Unlimited common shares with no par value
Issued
Common shares 39,610,042 (2011 – 37,610,042)	17,589,957	16,469,621
Additional paid-in capital options	1,436,373	1,277,830
	19,026,330	17,747,451
Deficit	(5,000,938)	(4,374,590)
Total shareholders’ equity	14,025,392	13,372,861
Total liabilities and shareholders’ equity	$17,983,766	$19,208,435

STELLAR PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS AND DEFICIT
(Expressed in Canadian dollars)
(Unaudited)

	For the Three Month Period Ended March 31

	2012	2011

Revenues
Licensed domestic product net sales	$1,905,862	$-
Other domestic product sales	474,267	373,766
International product sales	520,025	257,510
Royalty and licensing revenues	-	2,766
Total revenues	2,900,154	634,042
Cost of sales
Licensor sales and distribution fees	1,346,772	-
Cost of products sold	320,592	171,396
Gross profit	1,232,790	462,646

Expenses
Selling, general and administrative	2,018,957	704,055
Amortization of assets (non-manufacturing property, plant and equipment)	97,037	12,062
	2,115,994	716,117
(Loss) from operations	(883,204)	(253,471)

Non-operating income (expenses)
Change in warrant liability	2,543	(39,246)
Change in fair value of contingent consideration	79,724	-
Research and development	(1,752)	(13,678)
Accretion expense	(20,664)	-
Interest income	3,505	3,500
Net loss and comprehensive loss before tax	(819,848)	(302,895)

Deferred income tax (recovery)	(193,500)	-
Net loss and comprehensive loss for the period	$(626,348)	$(302,895)

Deficit, beginning of period	(4,374,590)	(3,852,809)

Deficit, end of period	$(5,000,938)	$(4,155,704)

Loss per share - Basic and diluted	$(0.02)	$(0.01)

Weighted average number of common shares outstanding
- Basic and diluted	37,829,822	24,585,040

STELLAR PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS
(Expressed in Canadian dollars)
(Unaudited)

	For the Three Month Period Ended March 31
	2012	2011

Cash flows used in operating activities:
Net loss	$(626,348)	$(302,895)
Items not affecting cash:
Deferred income tax (recovery)	(193,500)	-
Amortization	105,824	26,722
Change in warrant liability	(2,543)	39,246
Change in fair value of contingent consideration	(79,724)	-
Stock-based compensation	158,543	63,735
Accretion expense	20,664	-
Issuance of equity instruments for services rendered	-	5,466
Change in non-cash operating assets and liabilities	(572,976)	(442,435)
Cash flows used in operating activities	(1,190,060)	(610,161)

Cash flows used in investing activities:
Additions to property, plant and equipment	(9,356)	-
Increase in other assets	(12,603)	(3,943)
Cash flows used in investing activities	(21,959)	(3,943)

Change in cash and cash equivalents	(1,212,019)	(614,104)

Cash and cash equivalents, beginning of period	2,227,973	4,352,285

Cash and cash equivalents, end of period	$1,015,954	$3,738,181